[PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (Investment Company Act File No. 811-3696 and Securities Act File No. 2-82592) of our report dated July 28, 1998 on our audits of the financial statements and financial highlights of New York Tax-Exempt Fund of Reserve New York Trust and the California Tax-Exempt, Connecticut Tax-Exempt, Florida Tax-Exempt, Massachusetts Tax-Exempt, New Jersey Tax-Exempt, Ohio Tax-Exempt and Pennsylvania Tax-Exempt Funds of Reserve Tax-Exempt Trust appearing in the May 31, 1998 annual report to shareholders of the funds, which is also incorporated by reference into the registration statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Other Information" in the statement of additional information.



                                  /s/ PricewaterhouseCoopers LLP
                                  ------------------------------
                                  PricewaterhouseCoopers LLP



New York, New York
June 22, 1999